SPARTA FOODS, INC.
                             MANUFACTURING AGREEMENT


EFFECTIVE DATE:  January 1, 1996

PARTIES:          Sparta Foods, Inc.
                  2570 Kasota Avenue
                  St. Paul, MN  55108-1505                    ("Sparta")
                  Fax #:  (612) 646-0711

                  Ken Davis Products, Inc.
                  4210 Park Glen Road
                  Minneapolis, MN  55416
                  Fax #:  (612) 922-6087                       ("KDPI")

RECITALS:

     A. Sparta manufactures and sells Mexican and other food products under its own trademarks and brand names and also manufactures food products for other food companies.

     B. KDPI is engaged in the wholesale marketing of a line of cooking sauces under the name "Ken Davis" and desires to engage Sparta to manufacture such products.

     C. Sparta is willing to manufacture such products for KDPI on the terms and subject to the conditions of this Agreement.

AGREEMENT:

     In consideration of the mutual promises set forth herein and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties agree as follows:

     1.  Manufacture of Products.

          a. Specifications. Sparta agrees to manufacture and package the line of barbecue sauces identified on Exhibit A attached hereto (the "Products") at Sparta's manufacturing facilities located at 2570 Kasota Avenue, St. Paul, Minnesota pursuant to purchase orders submitted by KDPI and accepted by Sparta. Sparta agrees to manufacture the Products in accordance with the ingredient specifications and manufacturing methods provided by KDPI in writing to Sparta (the "Specifications"). KDPI agrees to provide Sparta with thirty (30) days prior written notice of any changes to the Specifications. Sparta acknowledges that it shall use the Specifications solely for the manufacture and sale of the Products to KDPI pursuant to the terms of this Agreement and shall not use the Specifications for any other purpose.

          b. Quality Control. Sparta agrees to (i) maintain control samples of each production run of Product manufactured for a period of three
               (3) years after such manufacture, (ii) provide KDPI with a written report of each day's production with Sparta's assigned date code, and (iii) provide KDPI with a written quality control report of each daily batch of Product manufactured.

     2.  Packaging Of Product.

          a. Package Design and Product Labels. Sparta shall package the Products using the packaging design and product labels provided by KDPI. KDPI shall be entirely responsible for the development and cost of such design and labels. KDPI will provide Sparta with sufficient quantities of Product labels as requested from time to time by Sparta.

          b. Purchase of Packaging Materials. Sparta will order packaging (excluding Product labels) for the Products from its suppliers in such reasonable quantities to minimize the price for such packaging but not less than the minimum order size requirement of the supplier. The price of such packaging is included in the purchase price of the Products. KDPI shall pay Sparta for any extra charges or assessments incurred by Sparta for less-than-minimum or other non-standard size packaging orders required by KDPI.

          c. Discontinuance of Packaging. KDPI shall pay Sparta promptly for any packaging purchased by Sparta for the Products if such packaging is discontinued by KDPI for any reason whatsoever or has remained unused by Sparta for a period of six (6) months.

     3.  Purchase of Products By KDPI.

          a. Placement of Orders. KDPI shall place its orders for the Products by delivery of a written purchase order to Sparta or by such other method as approved by Sparta from time to time. Such purchase orders must identify the Product to be manufactured, the quantity and package size thereof, the shipping location and shipping instructions, requested delivery dates and such other information as Sparta may reasonably request from time to time. KDPI shall not cancel orders for the Products or return any Products ordered by it without Sparta's prior written consent. Orders shall be binding upon Sparta only upon its acceptance of the order by written acknowledgement or by delivery of the Product. Sparta shall not be obligated to accept any purchase order placed by KDPI which requests delivery of Products during a one week period which exceeds historical weekly volumes for the past two (2) years by more than one hundred twenty five percent (125%).

          b. Minimum Order Amounts. KDPI must order the Products from Sparta in the minimum amounts established by Sparta from time to time, and set forth on Exhibit B attached hereto, to facilitate Sparta's ability to economically manufacture the Products. The prices for the Products are predicated on these minimum order amounts.

          c. Terms of Orders. The terms and conditions in this Agreement shall be the exclusive contract terms between the parties with respect to KDPI's purchase of the Products. In the event of inconsistencies between the terms of this Agreement and the terms of any acceptance document, the terms of this Agreement shall govern. Sparta objects to any terms set forth in KDPI's orders for the Products which are different from or additional to the provisions of this Agreement, and no such terms shall be binding upon Sparta unless Sparta specifically consents thereto in writing.

     4.  Price and Payment.

          a. Price. The price for the Products are FOB Sparta's dock and are set forth on Exhibit B attached hereto. Sparta may change such prices by delivery of ninety (90) days prior written notice to KDPI. KDPI shall pay any and all taxes, fees, duties or other governmental charges and for any and all shipment and shipping insurance costs relating to the ordered Products.

          b.   Payment.  KDPI shall pay Sparta for the  Products  within  thirty
               (30) days after the date of invoice, with a discount of one percent (1%) if paid within twenty (20) days after the date of invoice. If KDPI fails to make payment on any undisputed invoice or any undisputed portion of a disputed invoice when due, and/or fails to make payment on undisputed invoice(s) which exceed $10,000 and such failure continues for a period of ten (10) days after Sparta delivers written notice of such nonpayment to KDPI, Sparta shall have the right to require payment in advance, by COD, by letter of credit or by any other means upon notifying KDPI of the change in credit terms. Any amounts not paid by KDPI when due will be subject to a late payment fee computed daily at a rate equal to eighteen percent (18%) per annum or at the highest rate permitted under applicable usury law, whichever is lower. In addition, KDPI shall be liable to Sparta for all costs incurred by Sparta in its collection of any amounts owing by KDPI which are not paid when due, including reasonable attorneys' fees and expenses.

     5.  Delivery.

          a. Delivery. Sparta will deliver the Products FOB Sparta's dock. Sparta will make the Products available for pick up at its dock by KDPI's carrier. KDPI will be responsible for selection and retention of the carrier and direct payment for all shipping charges. Title to and all risk of loss regarding the Products shall pass to KDPI when Sparta tenders delivery to the designated carrier who shall be solely the agent of KDPI.

          b. Delivery Dates. Sparta will use its best efforts to fill KDPI's orders in the ordinary course of its business, but all delivery dates for the Products shall be estimates only. Sparta needs at least seven (7) business days lead time to manufacture the Products. Sparta shall not be in breach of this Agreement or incur any liability to KDPI or any other person for failure to meet a delivery date unless Sparta misses such delivery date by more than three (3) business days, excluding events of force majeure.

     6.  Warranties; Disclaimer of Warranties; Insurance.

          a. Warranty and Indemnification By KDPI. KDPI represents and warrants that it has full right and title to the Specifications and the package design and Product labels and agrees that Sparta shall have no liability to KDPI or to any third party for manufacturing the Products in accordance with the Specification or in packaging the Products using the package design and Product labels supplied by KDPI. KDPI agrees to indemnify and hold Sparta harmless from and against any and all claims (including, without limitation, infringement claims), liabilities, damages, costs and expenses (including reasonable attorneys' fees and legal expenses) which Sparta may suffer or incur relating to or arising out of, directly or indirectly, (i) use of the Specifications, package design and/or Product labels supplied by KDPI for the Products, (ii) use or consumption of any of the Products, unless and solely to the extent such claim arise from the failure of Sparta to follow the Specifications or the negligent or intentional wrongdoing of Sparta or its employees. Sparta shall notify KDPI of any third party claim made against it within ten
               (10) days of knowledge of same if Sparta intends to seek indemnity with respect to such claim under this paragraph. KDPI shall have the right to undertake, conduct and control, through counsel of its own choosing, the defense and settlement of any such claim. Sparta shall have the right to be represented by counsel of its own choosing, but at its own expense. So long as is KDPI is contesting any such claim in good faith, Sparta shall not pay or settle such claim.

          b. Warranty By Sparta. Sparta warrants to KDPI that the Products sold under this Agreement shall be manufactured in accordance with the Specifications and shall be merchantable in accordance with FDA standards at the time and point of delivery. The exclusive remedy for breach of such warranty shall be, at Sparta's option, to either (i) replace the defective Product or
               (ii) refund the purchase price of the defective Product paid by KDPI. No credits shall be taken by KDPI against its Product invoices for alleged breaches of this warranty without the prior written authorization of Sparta. EXCEPT AS EXPRESSLY PROVIDED ABOVE, SPARTA MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, WARRANTIES ARISING FROM COURSE OR DEALING OR ANY OTHER MATTER. No employee or representative of Sparta shall have any authority to bind Sparta to any warranty or representation except as expressly stated above. KDPI shall be exclusively responsible for any warranty or representation which KDPI makes to any customer.

          c. Indemnification By Sparta. Sparta agrees to indemnify, defend and hold KDPI harmless from and against any and all third party claims, liabilities, damages, costs and expenses (including reasonable attorneys' fees and legal expenses) which KDPI may suffer or incur relating to or arising out of Sparta's failure to manufacture the Products in accordance with the Specification or other negligent or intentional wrongdoing of Sparta or its employees relating to the manufacture of the Products. KDPI shall notify Sparta of any third party claim made against it within ten
               (10) days of knowledge of same if KDPI intends to seek indemnity with respect to such claim under this paragraph. Sparta shall have the right to undertake, conduct and control, through counsel of its own choosing, the defense and settlement of any such claim. KDPI shall have the right to be represented by counsel of its own choosing, but at its own expense. So long as is Sparta is contesting any such claim in good faith, KDPI shall not pay or settle such claim.

          d. Insurance. Sparta shall maintain products liability insurance covering the Products in a minimum amount of Two Million Dollars ($2,000,000). Sparta shall provide KDPI with insurance certificates evidencing such insurance coverage at the request of KDPI.

     7. Independent Contractor KDPI is and shall remain an independent contractor. Neither this Agreement nor the relationship between the parties constitutes a partnership, franchise or joint venture between Sparta and KDPI. Neither party shall have any authority or right under any circumstances whatsoever to bind or purport to bind the other party in any manner or thing whatsoever.

     8.  Confidentiality.

          a. Definition. The term "Confidential Information" as used in this Agreement means any information or compilation of information which is proprietary to one of the parties to this Agreement and relates to such party's existing or reasonably foreseeable business, including, without limitation, trade secrets, the
               Specifications, information relating to products of the disclosing party, manufacturing techniques, recipes, data, marketing strategies, product development, customer information and any other information about the disclosing party's business which is normally considered confidential or which is indicated in writing to be confidential or trade secret. Confidential Information shall not include any information:

               i. which is part of the public domain or becomes part of the public domain through no fault of the receiving party; or

               ii. which was already in the receiving party's possession, as evidenced by written documentation, prior to the disclosure of such information to the receiving party by the disclosing party; or

               iii. which is specifically authorized by the disclosing party, in writing, to be disclosed; or

               iv. which is required to be disclosed by applicable law or order of a court of competent jurisdiction in which case the receiving party agrees to notify the disclosing party of such requirement and to cooperate with the disclosing party in an effort to narrow or avoid disclosure.

          b. Nondisclosure. During the term of this Agreement and at all times thereafter, the receiving party agrees to hold in strictest of confidence and to never disclose, transfer, convey, make
               assessable  to  any  person  or  use  in  any  way   Confidential
               Information of the disclosing party for its own or another's benefit or permit the same to be used in competition with the disclosing party. Sparta agrees to disclose the Specifications to its employees only on a "need to know" basis. Sparta shall require its production manager and quality control supervisor to execute confidentiality agreements regarding the Specifications. Each party agrees to take reasonable precautions to prevent its employees, representatives, agents and others from disclosing or appropriating for their own use any and all of the Confidential Information of the other party.

     9. Term and Termination.

          a. Term. This Agreement shall begin on the date inserted on the front page hereof and shall continue until terminated in any manner provided in subparagraph b below.

          b. Termination. This Agreement may be terminated in any of the following manners:

               i. By either party by delivery of one hundred eighty (180) days prior written notice of termination.

               ii. By either party if the other party commits a material breach of this Agreement and fails to cure such breach within thirty (30) days after delivery of written notice from the nonbreaching party describing the alleged breach. Nonpayment by KDPI of any amounts owing to Sparta hereunder, breach of the provisions of Section 6.a. and breach of the provisions of Section 8 shall each be deemed to be material breaches of this Agreement.

               iii. By either  party,  effective  immediately,  by  delivery  of written notice to the other party if the other party (A) is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, (B) makes a general assignment for the benefit of creditors, (C) files a voluntary petition for bankruptcy or has filed against it an involuntary petition for bankruptcy, or (D) applies for the appointment of a receiver or trustee for substantially all of its assets or permits the assignment of any such receiver or trustee who is not discharged within a period of ninety
                    (90) days after such appointment.

     10. Effect of Termination.

          a. Return of Confidential Information. Upon termination of this Agreement, Each party shall within ten (10) days after the termination of this Agreement (or such earlier time as request by the other party) return to the other party all copies of materials and documents or copies thereof containing any Confidential Information of the other party.

          b. Payment Obligations. Upon termination of this Agreement for any reason, KDPI shall pay Sparta immediately for (i) all finished inventory of Product, but not to exceed two (2) times the monthly average of Products purchased by KDPI during the prior twelve
               (12) month period, (ii) any Products already identified to any order of KDPI, (iii) any ingredients, packaging or packaging supplies for the Products already purchased by Sparta, (iv) any ingredients, packaging or packaging supplies for the Products which Sparta has ordered and cannot cancel without penalty, and
               (v) any ingredients, packaging or packaging supplies for the Products purchased by Sparta's supplier(s) which Sparta is bound to pay the supplier; provided, however that KDPI will only be required to purchase Product ingredients, packaging and packaging supplies equal to not more than six (6) times the average monthly usage of such items by Sparta in the manufacture of the Product in the prior twelve (12) month period; and provided, that KDPI shall have no obligation to purchase finished Product, ingredients, packaging or packaging supplies after such termination to the extent that KDPI can reasonably establish that the specific finished Product, ingredients, packaging or packaging supplies fails to meet the Specifications. Sparta shall have the right to fill all open purchase orders for the Products received from KDPI and accepted by Sparta prior to or as of the effective date of termination.

          c. Surviving Obligations. The provisions of Sections 4.b., 5 (as it relates to Products shipped after termination pursuant to Section 10.b. above), 6, 8, 10 and 11 shall survive any termination of this Agreement.

     11. General Provisions.

          a. Nonassignment; Binding Nature. Neither party shall transfer or assign any of its rights or obligations under this Agreement without the other party's prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

          b. Limitation of Remedies. SPARTA SHALL HAVE NO LIABILITY TO KDPI OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY DESCRIPTION, WHETHER ARISING UNDER WARRANTY OR OTHER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE. THE PARTIES EXPRESSLY AGREE THAT THE LIMITATIONS TO SPECIAL, INCIDENTAL, CONSEQUENTIAL AND PUNITIVE DAMAGES SET FORTH HEREIN ARE AGREED ALLOCATIONS OF RISK AND SHALL SURVIVE THE DETERMINATION OF ANY COURT OF COMPETENT JURISDICTION THAT ANY REMEDY PROVIDED HEREIN FAILS OF ITS ESSENTIAL PURPOSE. UNDER NO CIRCUMSTANCES SHALL SPARTA'S LIABILITY HEREUNDER FOR ANY CAUSE EXCEED THE PURCHASE PRICE RECEIVED BY IT FOR THE PRODUCTS; provided, however, such limitations shall not apply to a breach by Sparta of the provisions of Section 6.c. or Section 8 or to any intentional breach of any provision herein by Sparta.

          c. Force Majeure. No party to this Agreement will be liable to any other party or be in breach of this Agreement caused in whole or in part by any event beyond such party's reasonable control, including without limitation, acts of God, fire, war, strikes, riots, acts of any government or any agency or subdivision thereof, transportation delays, or shortage or inability to secure labor, fuel, energy, raw materials, supplies or machinery at reasonable prices from regular sources.

          d. Entire Agreement. This Agreement, together with Exhibits A and B, contains the entire contract between the parties as to the subject matter hereof and supersedes any prior or contemporaneous written or oral agreements between the parties with respect to any business matter.

          e. Modifications and Waivers. No purported amendment, modification or waiver of any provision of this Agreement shall be binding unless set forth in a written document signed by all parties (in the case of amendments and modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other term or provision of this Agreement or of the same circumstance or event upon any recurrence thereof.

          f. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered (i) when received if delivered by hand, (ii) the next business day if delivered by facsimile or (iii) three (3) business days after deposit, if placed in the mail for delivery by registered or certified mail, return receipt requested, postage pre-paid, and addressed to the appropriate party at the addresses set forth on the first page hereof. If either party should change its address or facsimile number, such party shall give written notice of the other party of the new address or facsimile in the manner set forth above, but any such notice shall not be effective until received by the addressee.

          g. Severability. In the event that any provision, or portion thereof, is held to be unenforceable by final order of any court of competent jurisdiction, such provision, or portion thereof, shall be severed herefrom without effecting the validity or enforceability of the remaining provisions.

          h. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     The parties have executed this Agreement, in the manner appropriate to each, to be effective as of the date on the first page hereof.


                                             SPARTA FOODS, INC.



                                             By ________________________
                                              Its_______________________



                                             KEN DAVIS PRODUCTS, INC.


                                             By_________________________
                                              Its_______________________